UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2017

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12377 Merit Drive Suite 1700 Dallas, Texas		75251
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On November 20, 2017, EXCO Resources, Inc. (“EXCO”), certain subsidiaries of EXCO, JPMorgan Chase Bank, N.A., as administrative agent, and the banks party thereto entered into the Ninth Amendment to Amended and Restated Credit Agreement (the “Amendment”), amending EXCO’s Amended and Restated Credit Agreement, dated as of July 31, 2013 (as amended, the “Credit Agreement”).

The Amendment amends the definition of Indebtedness (as defined in the Credit Agreement) to exclude, in certain circumstances, accounts payable incurred in the ordinary course of business.

The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment.

Item 9.01.	Financial Statements and Exhibits.

The exhibits listed below are filed herewith.

(d) Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.1	Ninth Amendment to Amended and Restated Credit Agreement, dated as of November 20, 2017, by and among EXCO Resources, Inc., certain of its subsidiaries, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXCO RESOURCES, INC.

Date: November 27, 2017

	By:	/s/ Heather L. Lamparter
	Name:	Heather L. Lamparter
	Title:	Vice President, General Counsel and Secretary